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                                                                   EXHIBIT 10.58

                                NOVA CORPORATION

                      1996 EMPLOYEES STOCK INCENTIVE PLAN
                   AMENDED AND RESTATED AS OF AUGUST 3, 2000

                                    PREAMBLE



     WHEREAS, effective December 28, 1995, NOVA Corporation (the "Company") established the NOVA Corporation 1996 Employees Stock Incentive Plan (the "Plan") through which the Company may award options to purchase the Common Stock of the Company, restricted stock and stock appreciation rights to officers and employees of the Company and its affiliates; and

     WHEREAS, the Company desires to amend the Plan in order to provide for certain administrative modifications and to incorporate all preceding amendments;

     NOW, THEREFORE, the Company hereby amends and restates the NOVA Corporation 1996 Employees Stock Incentive Plan (the "Plan"), as of August 3, 2000:


                                   ARTICLE 1
                                    Purpose

     1.1 General Purpose. The purpose of this Plan is to further the growth and development of the Company and Related Entities by encouraging employees to obtain a proprietary interest in the Company by owning or sharing in the appreciation of its stock. The Company and Related Entities intend that the Plan will provide their employees with an added incentive to continue in their employ and will stimulate their efforts in promoting the growth, efficiency and profitability of the Company and Related Entities. The Company and Related Entities also intend that the Plan will afford them a means of attracting to their service persons of outstanding quality.

     1.2 Intended Tax Effects of Stock Rights. It is intended that part of the Plan qualify as an ISO (as hereinafter defined) plan and that any option granted in accordance with such portion of the Plan qualify as an ISO, all within the meaning of Code (S)422. The tax effects of any NQSO (as hereinafter defined), Stock Appreciation Rights or Restricted Stock granted hereunder should be determined under Code (S)83. In addition, it is intended that the Committee shall interpret and administer the Plan in compliance with Code (S)162(m) to the extent necessary to preserve the Company's tax deduction for certain excessive employee remuneration, as defined in Code (S)162.
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                                   ARTICLE 2
                                  Definitions

     2.1  1933 Act shall mean the Securities Act of 1933, as amended.

     2.2  1934 Act shall mean the Securities Exchange Act of 1934, as amended.

     2.3 Beneficiary shall mean, with respect to an Optionee, Restricted Stock Recipient or SAR Recipient, the individual, individuals, entity or entities to whom the Optionee's Options, Restricted Stock Recipient's Restricted Stock or the SAR's Recipient's Stock Appreciation Rights shall be transferred upon the Optionee's, Restricted Stock Recipient's or SAR Recipient's death (i.e., the Optionee's, Restricted Stock Recipient's or SAR Recipient's Beneficiary).

          (a) Designation of Beneficiary. An Optionee's, Restricted Recipient's or SAR Recipient's Beneficiary shall be the individual, individuals, entity or entities whom the Optionee, Restricted Stock Recipient or SAR Recipient last designated in writing as such Optionee's, Restricted Stock Recipient's or SAR Recipient's Beneficiary hereunder. An Optionee, Restricted Stock Recipient or SAR Recipient shall designate his or her original Beneficiary in writing on his or her Option Agreement, Restricted Stock Agreement or SAR Agreement. Any subsequent modification of the Optionee's, Restricted Stock Recipient's or SAR Recipient's Beneficiary shall be in a written, executed and notarized letter addressed to the Committee and shall be effective when the Committee receives it and in its sole discretion accepts it.

          (b) No Designated Beneficiary. If, at any time, an Optionee, Restricted Stock Recipient or SAR Recipient has not validly designated a Beneficiary, or the Beneficiary whom the Optionee, Restricted Stock Recipient or SAR Recipient designates is no longer living, or is no longer in existence, at the time of the Optionee's, Restricted Stock Recipient's or SAR Recipient's death, then the Optionee's, Restricted Stock Recipient's or SAR Recipient's Beneficiary shall be deemed to be the individual or individuals in the first of the following classes of individuals with one or more members of such class surviving at the Optionee's, Restricted Stock Recipient's or SAR Recipient's death, and in the absence thereof, the Optionee's, Restricted Stock Recipient's or SAR Recipient's estate: (A) the Optionee's, Restricted Stock Recipient's or SAR Recipient's surviving spouse; or (B) the Optionee's, Restricted Stock Recipient's or SAR Recipient's then living lineal descendants, per stirpes.

          (c) Contingent Beneficiaries. An Optionee, Restricted Stock Recipient or SAR Recipient may designate a contingent Beneficiary to receive the Optionee's Option, Restricted Stock Recipient's Restricted Stock or SAR Recipient's Stock Appreciation Right in the event that the Optionee's, Restricted Stock Recipient's or SAR Recipient's original Beneficiary is no longer living, or is no longer in existence, at the time of the Optionee's, Restricted Stock Recipient's or SAR Recipient's death; otherwise, in the event a Beneficiary is no longer living, or is no longer in existence, at the time of the Optionee's, Restricted Stock Recipient's or SAR Recipient's death, then the individual or

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     individuals specified in subsection (b) above shall be the Optionee's,
     Restricted Stock Recipient's or SAR Recipient's Beneficiary.

     2.4  Board shall mean the Board of Directors of the Company.

     2.5 Cause shall mean an act or acts by an individual involving personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, breach of contract with the Company or Related Entity, violation of Company or Related Entity policy, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or the unlawful trading in the securities of the Company, a Related Company or of another corporation based on information gained as a result of the performance of services for the Company, a Related Entity or such other Corporation.

     2.6 Change of Control shall mean the occurrence of any one of the following events:

          (a) Acquisition By Person of Substantial Percentage. The acquisition by any individual or entity (including "affiliates" and "associates" of such individual or entity, but excluding the Company, any "parent" or "subsidiary" of the Company, or any employee benefit plan of the Company or of any "parent" or "subsidiary" of the Company) of a sufficient number of shares of Common Stock, or securities convertible into shares of Common Stock whether through direct acquisition of shares or by merger, consolidation, share exchange, reclassification of securities or recapitalization of or involving the Company or any "parent" or "subsidiary" of the Company or similar event to constitute the individual or entity the actual or beneficial owner (within the meaning of the term as it is used in Section 13(d) of the 1934 Act and the rules promulgated thereunder) of 30% or more of the Common Stock, but only if such acquisition occurs without the prior approval of the Company's Continuing Directors;

          (b) Substantial Change of Board Members. The Company's Continuing Directors fail to constitute at least a majority of the members of the Board;

          (c) Disposition of Assets. Any sale or other transfer of all or substantially all of the assets of the Company or any "significant subsidiary" (as Rule 1-02 of the Regulation S-X promulgated under the 1934 Act defines such term) without the prior approval of the Company's Continuing Directors; or

          (d) Transactions Requiring Regulatory Approval. The filing by an individual or entity of an application with any regulatory authority having jurisdiction over the ownership of the Company in connection with any transaction by which such individual or entity is to acquire 20% or more of the combined voting power of the Company's then outstanding securities without the prior approval of the Company's Continuing Directors.

For purposes of this Plan, the terms "affiliate," "associate," "parent" and "subsidiary" shall have the respective meanings ascribed to such terms in Rule 12b-2 under Section 12 of the 1934 Act. For purposes of this subsection 2.6, the term "Continuing Directors" shall mean the individuals who, as of the date hereof, constitute members of the Board; provided, however, that any

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individual becoming a member of the Board after the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Continuing Directors then shall be considered as a Continuing Director, but excluding for this purpose any such individual whose initial assumption of membership on the Board occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of an individual or entity other than the Board.

     2.7  Code shall mean the Internal Revenue Code of 1986, as amended.

     2.8 Committee shall mean the committee the Board appoints to administer and interpret the Plan in accordance with Article 3 below.

     2.9 Common Stock shall mean the common stock, par value $0.01 per share, of the Company.

     2.10  Company shall mean NOVA Corporation.

     2.11 Director shall mean individuals who are serving as a member of the Board (i.e., a director of the Company) or who are serving as a member of the board of directors or comparable group of any Related Entity.

     2.12 Disability shall mean, with respect to an individual, the total and permanent disability of such individual such that he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

     2.13 Effective Date shall mean the date on which the Board originally approved this Plan, subject to shareholder approval which was obtained.

     2.14 Exercise Price shall mean, with respect to a Stock Appreciation Right, a specified price for shares of Common Stock used as a base in determining the amount of appreciation in the share price.

     2.15 Fair Market Value of the Common Stock as of a date of determination shall mean the following:

           (a) Stock Listed and Shares Traded. If the Common Stock is listed and traded on a national securities exchange (as the 1934 Act defines the term) or on the NASDAQ National Market System on the date of determination, the Fair Market Value per share shall be the closing price of a share of the Common Stock on said national securities exchange or National Market System on the date of determination. If the Common Stock is traded in the over-the-counter market, the Fair Market Value per share shall be the average of the closing bid and asked prices on the date of determination.

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          (b) Stock Listed But No Shares Traded.  If the Common Stock is listed on a national securities exchange or on the National Market System but no Common Stock is traded on the date of determination but was traded on dates within a reasonable period before the date of determination, the Fair Market Value per share shall be the closing price of a share of Common Stock on the most recent date before the date of determination. If the Common Stock is regularly traded in the over-the-counter market but no Common Stock is traded on the date of determination (or if records of such trades are unavailable or burdensome to obtain) but Common Stock was traded on dates within a reasonable period before the date of determination, the Fair Market Value per share shall be the average of the closing bid and asked prices of the Common Stock on the most recent date before the date of determination.

          (c) Stock Not Listed. If the Common Stock is not listed on a national securities exchange or on the National Market System and is not regularly traded in the over-the-counter market, then the Committee shall determine the Fair Market Value per share from all relevant available facts, which may include the average of the closing bid and ask prices reflected in the over-the-counter market on a date within a reasonable period either before or after the date of determination or opinions of independent experts as to value and may take into account any recent sales and purchases of such Common Stock to the extent they are representative.

          (d) Good Faith Determination. Notwithstanding the preceding provisions of this Section 2.15 to the contrary, the Committee may use a method of determining Fair Market Value per share different from those specified above to determine Fair Market Value for purposes of pricing an option if the Committee determines that such different method of determining Fair Market Value is reasonable, based on all pertinent facts and circumstances, and any such determination to use such different method is made in good faith by the Committee.

The Committee's determination of Fair Market Value, which shall be made pursuant to the foregoing provisions, shall be final and binding for all purposes of this Plan. The Committee will determine Fair Market Value without regard to any restriction other than a restriction which, by its terms, will never lapse.

     2.16 ISO shall mean an incentive stock option within the meaning of Code
(S)422(b).

     2.17 NQSO shall mean a nonqualified option that is not an ISO.

     2.18 Option shall mean an ISO or NQSO, as applicable, granted to an individual pursuant to the terms and provisions of this Plan that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the Option Price set forth in the Option Agreement and that specifies the terms and conditions of the Option.

     2.19 Option Agreement shall mean a written agreement that the Company and an Optionee execute and date, evidencing an Option granted under the terms and provisions of this

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Plan, setting forth the terms and conditions of such Option, and specifying the name of the Optionee and the number of shares of Common Stock subject to such Option.

     2.20 Option Price shall mean the purchase price of the shares of Common Stock underlying an Option.

     2.21 Optionee shall mean an individual who is granted an Option pursuant to the terms and provisions of this Plan.

     2.22 Plan shall mean this NOVA Corporation 1996 Employees Stock Incentive Plan Amended and Restated as of August 3, 2000.

     2.23 Related Entity shall mean (i) any entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with the Company (including any such entity that becomes such after the adoption of this Plan), or (ii) any entity that the Board designates as a participating company in the Plan.

     2.24 Restricted Stock shall mean Common Stock subject to a Restriction Agreement between the Restricted Stock Recipient and the Company, whereby the Restricted Stock Recipient has immediate rights of ownership in the shares of Common Stock but subject to restrictions in accordance with the terms and provisions of this Plan and the Restriction Agreement and further subject to forfeiture by the Restricted Stock Recipient until the earlier of (a) the time such restrictions lapse or are satisfied or (b) the time such shares are forfeited.

     2.25 Restricted Stock Recipient shall mean an individual who is granted Restricted Stock pursuant to the terms and provisions of this Plan.

     2.26 Restriction Agreement shall mean a written agreement the Company and a Restricted Stock Recipient execute and date, evidencing restrictions placed on the ownership of Restricted Stock by a Restricted Stock Recipient.

     2.27 SAR Agreement shall mean a written agreement the Company and a SAR Recipient execute and date, evidencing the grant of a Stock Appreciation Right under the terms and provisions of this Plan, and setting forth the terms and conditions of such Stock Appreciation Right, the name of the SAR Recipient and the number of shares of Common Stock subject to such Stock Appreciation Right. For a Stock Appreciation Right related to an Option, the Option Agreement may contain the aforementioned terms and conditions and be the SAR Agreement.

     2.28 SAR Recipient shall mean an individual who is granted Stock Appreciation Rights pursuant to the terms and provisions of this Plan.

     2.29 Stock Appreciation Right shall mean a right granted to a SAR Recipient (whether or not granted independently of an Option) pursuant to the terms and provisions of this Plan pursuant to which the SAR Recipient, without payment to the Company (except for any applicable withholding taxes), receives cash, shares of Common Stock, or a combination thereof in an amount equal to the excess of the Fair Market Value per share on the date on which the

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Stock Appreciation Right is exercised over the Exercise Price per share as provided in the SAR Agreement.

     2.30 Stock Rights shall mean Options and/or Restricted Stock and/or Stock Appreciation Rights.

                                   ARTICLE 3
                                Administration

     3.1 General Administration. The Committee shall administer and interpret the Plan. Subject to the express provisions of the Plan, the Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the individuals to receive Options, Restricted Stock and Stock Appreciation Rights and the terms and provisions of the Option Agreements, SAR Agreements and Restriction Agreements (as applicable) by which Stock Rights shall be evidenced (which shall not be inconsistent with the terms of the Plan), and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding and conclusive. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. The Company shall bear all expenses of administering this Plan.

     3.2 Appointment. The Board shall appoint the Committee from among its members to serve at the pleasure of the Board. The Board from time to time may remove members from, or add members to, the Committee and shall fill all vacancies thereon. The Committee at all times shall be composed of two or more directors who shall meet the following requirements hereinafter described.

          (a) Disinterested Administration Rule. During the period any director is serving on the Committee, he must be a director who (i) is not currently an officer (as defined in Rule 16a-1(f) of the 1934 Act) of the Company or a parent or subsidiary of the Company, or otherwise currently an employee of the Company or a parent or subsidiary of the Company; (ii) does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a); (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a); and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b). The requirements of this subsection are intended to comply with the "Non-Employee Director" requirements of Rule 16b-3 of the 1934 Act or any successor regulation, and shall be interpreted and construed in a manner which assures compliance with the "Non-Employee Director" requirement of such regulation.

          (b) Outside Director Rule. In addition to the requirements in subsection (a) above, no director serving on the Committee may be (i) a current employee of the Company (or any corporation affiliated with the Company under Code (S)1504); (ii) a

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     former employee of the Company (or any corporation affiliated with the
     Company under Code (S) 1504) receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during each taxable year during which the director serves on the Committee; (iii) an officer or have ever been an officer of the Company (or any corporation affiliated with the Company under Code (S) 1504); or (iii) receiving remuneration (directly or indirectly) from the Company (or any corporation affiliated with the Company under Code 1504) in any capacity other than as a director. The requirements of this subsection are intended to comply with the "outside director" requirements of Prop. Treas. Reg. (S) 1.162-27(e)(3) or any successor regulation, and shall be interpreted and construed in a manner which assures compliance with the "outside director" requirement of Code (S) 162(m)(4)(C)(i).

     3.3 Organization. The Committee may select one of its members as its chairman and shall hold its meetings at such times and at such places as it shall deem advisable. A majority of the Committee shall constitute a quorum, and such majority shall determine its actions. The Committee shall keep minutes of its proceedings and shall report the same to the Board at the meeting next succeeding.

     3.4 Indemnification. In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee, to the extent applicable law permits, shall be indemnified by the Company against reasonable expenses (including, without limitation, attorneys' fees) that they or any of them actually and necessarily incur in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or not taken under or in connection with the Plan or any Options granted hereunder, and against all amounts they or any of them pay in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the articles or certificate of incorporation or the bylaws of the Company relating to indemnification of directors) or pay in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he or they reasonably believed to be in or not opposed to the best interest of the Company.

                                   ARTICLE 4
                                     Stock

     The stock subject to the Stock Rights and other provisions of the Plan shall be authorized but unissued or reacquired shares of Common Stock. Subject to readjustment in accordance with Article 9, the total number of shares of Common Stock which may be granted to, or for which Options may be granted to, individuals participating in the Plan shall not exceed in the aggregate 6,000,000 shares of Common Stock. Notwithstanding the foregoing, shares of Common Stock allocable to the unexercised portion of any expired or terminated Option or Stock Appreciation Right or shares of Restricted Stock returned to the Company by forfeiture again may become subject to Stock Rights under the Plan.

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                                   ARTICLE 5
               Eligibility to Receive and Grant of Stock Rights

     5.1 Individual Eligible for Grants of Stock Rights. The individuals eligible to receive Stock Rights hereunder shall be employees of the Company or any Related Entity, including such employees who are also Directors of the Company or any Related Entity. However, no non-employee Directors shall be eligible to receive any Stock Rights pursuant to this Plan. Only employees of the Company and its parent corporation or any subsidiary corporations (including any such parent or subsidiaries that become such after the adoption of this
Plan) within the meaning of subsections (e) and (f) of Code (S) 424 shall be eligible to receive ISOs.

     5.2 Grants of Stock Rights. Subject to the provisions of the Plan, the Committee shall have the authority and sole discretion to determine and designate, from time to time, those individuals (from among the employees eligible for a grant of Stock Rights under the Plan pursuant to Section 5.1 above) to whom Stock Rights will actually be granted, the Option Price of the shares covered by any Options, the Exercise Price of the shares of any Stock Appreciation Rights granted, the manner in and conditions under which Options and Stock Appreciation Rights are exercisable (including, without limitation, any limitations or restrictions thereon), and the manner in and conditions under which shares of Restricted Stock shall vest, and the time or times at which Stock Rights shall be granted. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees to whom Stock Rights may be granted, their present and potential contributions to the Company's success and such other factors as the Committee, in its sole discretion, shall deem relevant. In its authorization of the granting of an Option hereunder, the Committee shall specify the name of the Optionee, the number of shares subject to such Option and whether such Option is an ISO or a NQSO. In its authorization of the granting of Stock Appreciation Rights hereunder, the Committee shall specify the name of the SAR Recipient, the number of shares for which Stock Appreciation Rights are granted, and whether upon exercise, such Stock Appreciation Rights shall be paid in cash, shares of Common Stock, or a combination thereof. In its authorization of an award of Restricted Stock hereunder, the Committee shall specify the name of the Restricted Stock Recipient, the number of shares of Restricted Stock awarded and the restrictions to which such Restricted Stock shall be subject. The Committee may, at any time, grant new Stock Rights to an Optionee, a SAR Recipient or a Restricted Stock Recipient who previously has received Stock Rights, whether such Stock Rights still are outstanding, have been previously exercised in whole or in part, have expired or are canceled in connection with the issuance of new Stock Rights. No individual shall have any claim or right to receive Stock Rights under the Plan.

     5.3 Performance Goals. Subject to the provisions of the Plan, the Committee shall have the authority and sole discretion to approve any and all grants or awards of Stock Rights under the Plan. Specifically, the Committee shall, in compliance with Code (S) 162(m), make any grant of (i) Restricted Stock, (ii) an Option with an Exercise Price of less than Fair Market Value as of the grant date, or (iii) Stock Appreciation Rights only if the intended Optionee has attained specific performance goals established by the Committee. The Committee shall disclose these performance goals to the shareholders and receive shareholder approval of these goals prior to awarding such a grant. The Committee shall certify by written instrument that an Optionee has

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satisfied the appropriate performance goals necessary to receive such a grant prior to awarding such grant.

     5.4 Limitation on Exercisability of ISOs. Notwithstanding anything herein to the contrary, the aggregate Fair Market Value of ISOs that are granted to any employee under the Plan or any other stock option plan of the Company and its parent corporation and subsidiary corporations that are first exercisable in any one calendar year shall not exceed $100,000. The Committee shall interpret and administer the limitations set forth in this Section in accordance with Code (S) 422(d).

     5.5 Restriction on Grant of Stock Options and Stock Appreciation Rights. No more than 200,000 shares of Common Stock may be made subject to the aggregate Options or Stock Appreciation Rights granted during a calendar year to any one individual.

                                   ARTICLE 6
                        Terms and Conditions of Options

     Options granted hereunder and Option Agreements shall comply with and be subject to the following terms and conditions:

     6.1 Requirement of Option Agreement. Upon the grant of an Option hereunder, the Committee shall prepare (or cause to be prepared) an Option Agreement. The Committee shall present such Option Agreement to the Optionee. Upon execution of such Option Agreement by the Optionee, such Option shall be deemed to have been granted effective as of the date of grant. The failure of the Optionee to execute the Option Agreement within 30 days after the date of the receipt of same shall render the Option Agreement and the underlying Option null and void ab initio.

     6.2 Optionee and Number of Shares. Each Option Agreement shall state the name of the Optionee and the total number of shares of the Common Stock to which it pertains, the Option Price, the Beneficiary of the Optionee and the date as of which the Option was granted under this Plan.

     6.3 Vesting. Each Option shall first become exercisable (i.e., vested) with respect to such portions of the shares subject to such Option as are specified in the schedule set forth hereinbelow:

          (a) An Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine and set forth in the Option Agreement. An Option granted under the Plan may be exercised with respect to a number of whole shares less than the full number of shares for which the Option could be exercised. A partial exercise of the Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the Option Agreement with respect to the remaining shares of Common Stock subject to the Option.

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          (b) Notwithstanding the provisions of subsection (a) above, all
     Options previously granted to an Optionee shall become immediately vested and exerciseable with respect to 100 percent of the shares of Common Stock subject to the Option in the event that, while the Optionee is an employee of the Company or a Related Entity, the Optionee incurs a Disability or dies or there is a Change of Control.

          (c) Other than as provided above, if an Optionee ceases to be an employee of the Company and any Related Entity, his rights with regard to all non-vested Options that are not then exercisable at the time of termination of employment shall cease immediately.

     6.4 Option Price. Except as otherwise set forth in this Section 6.4, the Option Price of the shares of Common Stock underlying each Option shall be the Fair Market Value of the Common Stock on the date the Option is granted, unless the Committee otherwise determines. In no event shall the Option Price of any ISO be less than 100% (110% in the case of ISOs of Optionees who own more than ten percent of the voting power of all classes of stock of either the Company or any parent corporation or any subsidiary corporation (within the meaning of subsections (e) and (f) of Code (S) 424)) of the Fair Market Value of the Common Stock on the date the Option is granted. In addition, the Option Price of any NQSO shall not be less than 75% of the Fair Market Value of the Common Stock on the date the Option is granted. The date as of which the Committee granted the Option as specified in the Option Agreement shall be considered the date on which such Option is granted.

     6.5 Terms of Options. Terms of Options granted under the Plan shall commence on the date of grant and shall expire on such date as the Committee may determine for each Option; provided, in no event shall any Option be exercisable after ten years (five years in the case of ISOs granted to Optionees who own more than ten percent of the voting power of all classes of stock of either the Company or its parent corporation or any subsidiary corporations) from the date the Option is granted. No Option shall be granted hereunder after ten years from the earlier of (a) the date the shareholders approve the Plan or (b) the date the Board adopts the Plan.

     6.6 Terms of Exercise. The exercise of an Option may be for less than the full number of shares of Common Stock subject to such Option, but such exercise shall not be made for less than (i) 50 shares or (ii) the number of shares that are presently exercisable, if such number is less than 50 shares. Subject to the other restrictions on exercise set forth herein, the Optionee may exercise the unexercised portion of an Option at a later date.

     6.7 Method of Exercise. All Options granted hereunder shall be exercised by giving written notice directed to the Secretary of the Company at its principal place of business or to such other person as the Committee may direct. Each notice of exercise shall identify the Option which the Optionee is exercising (in whole or in part) and shall be accompanied by payment of the Option Price for the number of shares specified in such notice, by any documents
Section 10.1 requires and by any applicable tax withholdings. The Company shall make delivery of such shares within a reasonable period of time; provided, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the 1933 Act and causing such registration statement to become effective) with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

     6.8  Medium and Time of Payment.

          (a) The Option Price shall be payable upon the exercise of the Option in an amount equal to the number of shares then being purchased times the per share Option Price. Payment, at the election of the Optionee (or his Beneficiary as provided in subjection (c) of Section 6.9), shall be (A) in cash; (B) by delivery to the Company of a certificate or certificates for shares of the Common Stock duly endorsed for transfer to the Company with signature guaranteed by a member firm of a national securities exchange or by a national or state bank or a federally chartered thrift institution (or guaranteed or notarized in such other manner as the Committee may require); or (C) by a combination of (A) and (B).

          (b) If all or part of the Option Price is paid by delivery of shares of Common Stock, on the date of such payment the Optionee must have held such shares for at least six months; and the value of such Common Stock (which shall be the Fair Market Value of such shares of Common Stock on the date of exercise) shall be less than or equal to the total Option Price.
     If the Optionee delivers shares of Common Stock with a value that is less than the total Option Price, then the Optionee shall pay the balance of the total Option Price in cash as provided in subsection (a) above.

          (c) In addition to the payment of the purchase price of the shares then being purchased, an Optionee also shall pay in cash (or have withheld from his pay) an amount equal to, or, by instructing the Company to retain shares of Common Stock upon the exercise of the Option with a Fair Market Value equal to, the amount, if any, which the Company or Related Entity at the time of exercise is required to withhold under the income tax or Federal Insurance Contributions Act tax withholding provisions of the Code, of the income tax laws of the state of the Optionee's residence, and of any other applicable law.

     6.9 Effect of Termination of Employment, Disability or Death. Except as provided in subsections (a), (b) and (c) below, no Option shall be exercisable unless the Optionee thereof shall have been an employee of the Company or any Related Entity from the date of the granting of the Option until the date of exercise; provided, the Committee, in its sole discretion, may waive the application of this Section with respect to any NQSOs granted hereunder and instead may provide a different expiration date or dates in a NQSO Option Agreement.

          (a) Termination of Employment. In the event an Optionee ceases to be an employee of the Company and any Related Entity for any reason other than death or Disability, the Option or unexercised portion thereof granted to him shall terminate on and shall not be exercisable after the earliest to occur of (i) the expiration date of the Option, (ii) three months after termination of employment or (iii) the date on which the Company or Related Entity gives notice to such Optionee of termination of employment if the Company or a Related Entity is terminating the employment of an Optionee for Cause (an Optionee's resignation in anticipation of termination of employment by the Company or Related Entity for Cause shall constitute a notice of termination by the Company or Related Entity); provided, the Committee may provide in the Option Agreement that such Option or any unexercised portion thereof shall terminate sooner. Notwithstanding the foregoing, in the event that an Optionee's employment terminates for a reason other than death or Disability at any time after a Change of Control, the term of all Options of that Optionee shall be extended through the end of the three-month period immediately following the date of such termination; provided, this extension shall apply to ISOs only to the extent it does not cause the term of such ISOs to exceed the maximum term Code (S) 422 permits or does not cause such ISOs to lose their status as ISOs. Prior to the earlier of the dates specified in the preceding sentences of this subsection (a), the Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date of termination of employment.

          (b) Disability. Upon the termination of an Optionee's employment due to Disability, any Option or unexercised portion thereof granted to him which is otherwise exercisable shall terminate on and shall not be exercisable after the earlier to occur of (i) the expiration date of such Option, or (ii) one year after the date on which such Optionee ceases to be an employee of the Company and any Related Company due to Disability; provided, the Committee may provide in the Option Agreement that such Option or any unexercised portion thereof shall terminate sooner. Prior to the earlier of such dates, such Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date such Optionee's employment ceases due to Disability.

          (c) Death. In the event of the death of the Optionee (i) while he is an employee of the Company or any Related Entity, (ii) within three months after the date on which such Optionee's employment terminated (for a reason other than Cause) as provided in subsection (a) above, or (iii) within one year after the date on which such Optionee's employment terminated due to his Disability as provided in subsection (b), his Beneficiary may exercise any Option or unexercised portion thereof granted to him which is otherwise exercisable at any time prior to the expiration of one year from the date of death of such Optionee, but in no event later than the date of expiration of the Option; provided, the Committee may provide in the Option Agreement that such Option or any unexercised portion thereof shall terminate sooner. Such exercise shall be effected pursuant to the terms of this Section 6.9 as if such Beneficiary is the named Optionee. Prior to the earliest of such dates, such Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date such Optionee's employment ceases due to death.

          (d) ISOs Converted to NQSOs. In the event an Optionee ceases to be an employee of the Company or any parent corporation or subsidiary corporation and does not exercise an ISO within three months of such cessation of employment but continues as an employee of another Related Entity, the ISO shall be treated as an NQSO after such time.

     6.10 Restrictions on Transfer and Exercise of Options. No Option shall be assignable or transferable by the Optionee except (i) by transfer to a Beneficiary upon the death of the Optionee, or (ii) by transfer from the Optionee to a spouse, lineal ascendant or lineal descendant of the Optionee or a spouse of a lineal ascendant or lineal descendant of the Optionee or to one or more trusts for the benefit of the Optionee's spouse, lineal ascendants or lineal descendants or a spouse of a lineal ascendant or lineal descendant of the Optionee or a partnership in which such individuals are the only partners and only if the Optionee does not receive any consideration for the transfer and the Committee expressly approves the transfer; and any purported transfer (other than as excepted above) shall be null and void. The holder of a transferred option shall be bound by the same terms and conditions that governed the Option during the period the Optionee held it; provided, however, that such transferee may not transfer such Option except by will or the laws of descent or distribution. Any such transfer shall be evidenced by an appropriate written document the Optionee executes, and a copy thereof shall be delivered to the Committee on or prior to the effective date of the transfer. After the death of an Optionee, and upon the death of the Optionee's Beneficiary, an Option shall be transferred only by will or by the laws of descent and distribution. During the lifetime of an Optionee, only he can exercise the Option; provided, however, that in the event the Optionee is incapacitated and unable to exercise the Option, such Optionee's legal guardian, legal representative, fiduciary or other representative whom the Committee deems appropriate based on applicable facts and circumstances can exercise such Option.

     6.11 Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to shares of Common Stock covered by his Option until the date of issuance of the shares to him and only after the Option Price of such shares and all applicable tax withholdings are paid in full. Unless specified in Article 9, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance. The Company may include on any certificates representing shares of Common Stock issued pursuant to an Option such legends referring to any representations, restrictions or any other applicable statements as the Company, in its discretion, shall deem appropriate.

     6.12 No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

     6.13 Acceleration. The Committee shall at all times have the power to accelerate the vesting date of Options previously granted under this Plan.

     6.14 Designation of Option as ISO or NQSO. Subject to the provisions of this Article, each Option granted under the Plan shall be designated either as an ISO or a NQSO. An Option Agreement evidencing both an ISO and a NQSO shall identify clearly the status and terms of each Option.

     6.15 ISOs Converted to NQSOs. In the event any part or all of an Option granted under the Plan that is intended to be an ISO at any time fails to satisfy all of the requirements of an ISO, then such ISO shall be split into an ISO and NQSO so that the portion of the Option that still qualifies as an ISO shall remain an ISO and the portion that does not qualify as an ISO shall become a NQSO. Such split of an Option into an ISO portion and a NQSO portion need not be evidenced by one or more Option Agreements.

     6.16 Notification of Sale. Each Optionee shall give written notice to the Company if the Optionee sells or otherwise disposes of any shares of Common Stock acquired under an ISO before the expiration of the later of the two-year period beginning on the date of grant of the ISO or the one-year period beginning on the date that the Optionee exercises the ISO with respect to such shares of Common Stock.

     6.17 No Liability. The Company shall not be liable to any Optionee or any other person if the Internal Revenue Service or any court having jurisdiction over such matter determines for any reason that an Option intended to be an ISO and granted hereunder does not qualify as an ISO.

                                   ARTICLE 7
               Terms and Conditions of Stock Appreciation Rights

     Stock Appreciation Rights granted hereunder and SAR Agreements shall comply with and be subject to the following terms and conditions:

     7.1 General Provisions Applicable to Stock Appreciation Rights. Stock Appreciation Rights granted under this Plan shall either be related to an Option or granted independently of any Option as follows:

          (a) Stock Appreciation Rights Related to Option. Stock Appreciation Rights that are granted under this Plan with respect to an Option shall be granted simultaneously with, and shall only pertain to, such related underlying Option. Stock Appreciation Rights related to an Option shall be exercisable only to the extent that the related Option is exercisable, shall be forfeited to the extent that the related Option is forfeited, and shall be subject to the same terms and conditions of Article 6 as are applicable to the related Option (e.g., vesting, number of shares, expiration terms, method of exercise, effect of termination of employment, Disability, death or Change of Control, restrictions on transfer and exercise, rights as shareholders, acceleration, etc.). Stock Appreciation Rights that are granted under this Plan with respect to an Option granted under this Plan shall be specified in the SAR Agreement. If the related Option is an ISO, the related Stock Appreciation Right shall satisfy all the restrictions and limitations of Article 6 hereof as if such related Stock Appreciation Right were an ISO.

          (b) Independent Stock Appreciation Rights. Stock Appreciation Rights that are granted under this Plan independent of any Option granted under this Plan shall be subject to such terms and provisions as the Committee may, in its discretion, specify in a SAR Agreement; provided, however, such terms and provisions shall provide for a definite period of time of less than ten years from the date of grant for the exercise of the Stock Appreciation Rights and shall not defer income until the SAR Recipient's retirement date or termination of employment.

The Exercise Price of the shares of Common Stock underlying any Stock Appreciation Right granted under this Plan shall be the Fair Market Value of the Common Stock on the date the Stock Appreciation Right is granted, unless the Committee determines otherwise; provided, however, for Stock Appreciation Rights related to an Option, the Exercise Price shall be equal to the Option Price.

     7.2 Requirement of SAR Agreement Upon the grant of Stock Appreciation Rights hereunder, the Committee shall prepare (or cause to be prepared) a SAR Agreement and shall present such SAR Agreement to the SAR Recipient. Upon execution of such SAR Agreement by the SAR Recipient, such Stock Appreciation Rights shall be deemed to have been granted effective as of the date of grant. The failure of the SAR Recipient to execute the SAR Agreement within 30 days of the receipt of same shall render the SAR Agreement and the underlying Stock Appreciation Rights null and void ab initio.

     7.3 SAR Recipient and Number of Shares. Each SAR Agreement shall state the name of the SAR Recipient and the total number of shares of the Common Stock to which it pertains, the Exercise Price, the Beneficiary of the SAR Recipient and the date as of which the Stock Appreciation Right was granted under this Plan.

     7.4 Exercise of Stock Appreciation Right. A Stock Appreciation Right shall, upon its exercise, entitle the SAR Recipient to receive a number of shares of Common Stock or cash or a combination thereof (as specified at the time of grant, or, if not so specified, as specified by the SAR Recipient as of the time of exercise), the aggregate value of which (i.e., the sum of the amount of cash and/or the Fair Market Value of such shares of Common Stock on the date of exercise) shall equal (as nearly as possible, it being understood that the Company shall not issue any fractional shares) the amount by which the Fair Market Value per share on the date of such exercise shall exceed the Exercise Price per share under the related SAR Agreement, multiplied by the number of shares of Common Stock with respect to which Stock Appreciation Rights have been granted which the SAR Recipient is exercising. In the case of Stock Appreciation Rights related to an Option, such related Option shall cease to be exercisable to the extent of the shares with respect to which the related Stock Appreciation Right was exercised, and upon the exercise or termination of a related Option, any related Stock Appreciation Right shall terminate to the extent of the shares with respect to which the related Option was exercised or terminated. A SAR Recipient shall pay in cash (or have withheld from the payment attributable to the exercise of all or a part of his Stock Appreciation Right) an amount equal to the amount, if any, which the Company is required at any time to withhold under the income tax or Federal Insurance Contributions Act tax withholding provisions of the Code, of the income tax laws of the state of the SAR Recipient's residence, and any other applicable law.

     7.5 Method of Exercise. All Stock Appreciation Rights granted hereunder shall be exercised by giving written notice to the Committee. Each notice of exercise shall identify the Stock Appreciation Right which the SAR Recipient is exercising (in whole or in part) and shall be accompanied by any documents
Section 10.1 requires and by any applicable tax withholdings. The Company shall make payment of cash or delivery of shares within a reasonable period of time; provided, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the 1933 Act and causing such registration statement to become effective) with respect to any shares to be issued to the SAR Recipient before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

     7.6 Restrictions on Stock Appreciation Right. No Stock Appreciation Right shall be assignable or transferable by the SAR Recipient except (i) by transfer to a Beneficiary upon the death of the SAR Recipient, or (ii) by transfer from the SAR Recipient to a spouse, lineal ascendant or lineal descendant of the SAR Recipient or a spouse of a lineal ascendant or lineal descendant of the SAR Recipient or to one or more trusts for the benefit of the SAR Recipient's spouse, lineal ascendants or lineal descendants or a spouse of a lineal ascendant or lineal descendant of the SAR Recipient or a partnership in which such individuals are the only partners and only if the SAR Recipient does not receive any consideration for the transfer and the Committee expressly approves the transfer; and any purported transfer (other than as excepted above) shall be null and void. The holder of a transferred Stock Appreciation Right shall be bound by the same terms and conditions that governed the Stock Appreciation Right during the period the SAR Recipient held it; provided, however, that such transferee may not transfer such Stock Appreciation Right except by will or the laws of descent or distribution. Any such transfer shall be evidenced by an appropriate written document the SAR Recipient executes, and a copy thereof shall be delivered to the Committee on or prior to the effective date of the transfer. After the death of an SAR Recipient, and upon the death of the SAR Recipient's Beneficiary, a Stock Appreciation Right shall be transferred only by will or by the laws of descent and distribution. During the lifetime of a SAR Recipient, only he can exercise the Stock Appreciation Right; provided, however, that in the event the SAR Recipient is incapacitated and unable to exercise the Stock Appreciation Right, such SAR Recipient's legal guardian, legal representative, fiduciary or other representative whom the Committee deems appropriate based on applicable facts and circumstances can exercise such Stock Appreciation Right.

     7.7 Restrictions on Grants. No Stock Appreciation Rights shall be granted hereunder after ten years from the earlier of (a) the date the shareholders approve the Plan, or (b) the date the Board adopts the Plan.

     7.8 Rights as a SAR Recipient. A SAR Recipient shall have no rights as a shareholder with respect to shares covered by his Stock Appreciation Right until the date of issuance of any shares to him and all applicable tax withholdings are paid in full. Unless specified in Article 9, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance. The Company may include on any certificates representing any shares of Common Stock issued pursuant to exercise of a Stock Appreciation Right such legends referring to any representations, restrictions or any other applicable statements as the Company, in its discretion, shall deem appropriate.

     7.9 No Obligation to Exercise Stock Appreciation Right. The granting of a Stock Appreciation Right shall impose no obligation upon the SAR Recipient to exercise such Stock Appreciation Right.

     7.10 Reduction of Restrictions or Limitations. The Committee shall at all times have the power to reduce (but not increase) any restrictions or limitations applicable to a Stock Appreciation Right granted under this Plan.

                                   ARTICLE 8
                Terms and Conditions of Restricted Stock Awards

     Restriction Agreements and the Restricted Stock awarded under this Plan shall comply with and be subject to the following terms and conditions:

     8.1 Requirement of Restriction Agreement. Upon the grant of Restricted Stock hereunder, the Committee shall prepare (or cause to be prepared) a Restriction Agreement and shall present such Restriction Agreement to the Restricted Stock Recipient. Upon execution of such Restriction Agreement by the Restricted Stock Recipient, such Restricted Stock shall be deemed to have been granted effective as of the date of grant. The failure of the Restricted Stock Recipient to execute the Restriction Agreement within 30 days after the date of the receipt of same shall render the Restriction Agreement and the underlying award of Restricted Stock null and void ab initio.

     8.2 Effect of Grant of Restricted Stock. An award of Restricted Stock granted under the Plan shall provide the Restricted Stock Recipient with immediate rights of ownership in the shares of Common Stock underlying the award, but such shares shall be subject to such restrictions as the Committee shall specify and shall be subject to forfeiture by the Restricted Stock Recipient until the earlier of (i) the time such restrictions lapse or are satisfied or (ii) the time such shares are forfeited.

     8.3 Restricted Stock Recipient and Number of Shares. Each Restriction Agreement shall state the name of the Restricted Stock Recipient and the total number of shares of the Common Stock to which it pertains, the Beneficiary of the Restricted Stock Recipient and the date as of which the Restricted Stock was granted under this Plan.

     8.4  Restrictions on Stock.

          (a) The vesting of complete ownership rights in any Restricted Stock awarded under this Plan shall be subject to such terms and conditions as the Committee may determine in its sole discretion; provided, no Restricted Stock Recipient shall be required to pay any consideration in the form of cash or other property (other than required tax withholdings) as a condition to acquiring the Restricted Stock. A Restricted Stock Recipient shall vest and obtain a nonforfeitable interest in the Restricted Stock as of the date that the last of such terms and conditions is satisfied; provided, if such terms and conditions are not satisfied by the deadline, if any, the Committee designates and specifies in the Restriction Agreement, the portion of Restricted Stock still subject to such terms and conditions shall be forfeited and returned to the Company. The Committee, in its sole discretion, may provide for the lapse of the terms and conditions to which Restricted Stock is subject in installments and may provide for different terms and conditions and/or a different restriction period with respect to each award, or any portion of an award, of Restricted Stock.

          (b) Notwithstanding the provisions of subsection (a) above, all Restricted Stock previously granted to a Restricted Stock Recipient shall become immediately vested with respect to 100 percent of the shares of Restricted Stock subject to the Restriction Agreement in the event that, while the Restricted Stock Recipient is an employee of the Company or a Related Entity, the Restricted Stock Recipient incurs a Disability or dies or there is a Change of Control.

          (c) Other than as provided above, if a Restricted Stock Recipient ceases to be an employee of the Company and any Related Entity, his rights with regard to all non-vested shares of Restricted Stock shall cease immediately.

     8.5  Delivery of Restricted Stock.

          (a) The Company shall make delivery of the shares of Restricted Stock within a reasonable period of time after execution of a Restriction Agreement; provided, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the 1933 Act and causing such registration statement to become effective) with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

          (b) Unless the certificates representing shares of the Restricted Stock are deposited with a custodian pursuant to subsection (c) of this Section, each such certificate shall bear the following legend (in addition to any other restrictive legend required pursuant to Article 10):

          The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the NOVA Corporation 1996 Employees Stock Incentive Plan as Amended and Restated as of _______________, 2000 and a Restriction Agreement, dated ______________, _____, between
          ______________________________________________ and NOVA Corporation.
          The Plan and Restriction Agreement are on file in the office of the Secretary of NOVA Corporation.

Such legend shall be removed from any certificate evidencing such shares of Restricted Stock as of the date that such shares become nonforfeitable.

          (c) As an alternative to delivering a stock certificate to the Restricted Stock Recipient pursuant to subsection (b) of this Section, the Company may deposit any certificate evidencing Restricted Stock with a custodian the Committee designates. The Company shall cause the custodian to issue to the Restricted Stock Recipient a receipt for any Restricted Stock deposited with it in accordance with this subsection. Such custodian shall hold the deposited certificates and deliver the same to the Restricted Stock Recipient in whose name the shares of Restricted Stock evidenced thereby are registered only after such shares become nonforfeitable.

          (d) A Restricted Stock Recipient shall pay in cash (or have withheld from his normal pay) an amount equal to, or by instructing the Company to retain Common Stock upon the grant of the Restricted Stock with a Fair Market Value equal to, the amount, if any, which the Company is required at any time to withhold under the income tax or Federal Insurance Contributions Act tax withholding provisions of the Code, of the income tax laws of the state of the Restricted Stock Recipient's residence, and any other applicable law.

     8.6 Termination of Employment. Except as the Committee otherwise determines and sets forth in a Restriction Agreement, in the event that the employment of a Restricted Stock Recipient to whom Restricted Stock has been granted is terminated for any reason other than a Change of Control or death or Disability before satisfaction of the terms and conditions to which the Restricted Stock is subject, all shares of Restricted Stock still subject to restriction shall be forfeited, shall be returned to the Company and again may become subject to Stock Rights under the Plan.

     8.7 Restrictions on Transfer of Restricted Stock. No shares of Restricted Stock shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of while such shares are still subject to restriction, and any purported sale, exchange, transfer, pledge, hypothecation or other disposition of shares of Restricted Stock while such shares are still subject to restriction shall be null and void, except that (i) such Restricted Stock may be transferred to a Beneficiary upon the death of the Restricted Stock Recipient, and (ii) Restricted Stock may be transferred from the Restricted Stock Recipient to a spouse, lineal ascendant or lineal descendant of the Restricted Stock Recipient or a spouse of a lineal ascendant or lineal descendant of the Restricted Stock Recipient or to one or more trusts for the benefit of the Restricted Stock Recipient's spouse, lineal ascendants or lineal descendants or a spouse of a lineal ascendant or lineal descendant of the Restricted Stock Recipient or a partnership in which such individuals are the only partners and only if the Restricted Stock Recipient does not receive any consideration for the transfer but the Committee expressly approves the transfer. The holder of transferred shares of Restricted Stock shall be bound by the same terms and conditions that governed such shares during the period the Restricted Stock Recipient held them; provided, however, that such transferee may not transfer such shares of Restricted Stock except by will or the laws of descent or distribution. Any such transfer shall be evidenced by an appropriate written document the Restricted Stock Recipient executes, and a copy thereof shall be delivered to the Committee on or prior to the effective date of the transfer. After the death of a Restricted Stock Recipient, and upon the death of the Restricted Stock Recipient's Beneficiary, shares of Restricted Stock shall be transferred only by will or by the laws of descent and distribution.

     8.8 Waiver of Restrictions. If the Committee determines that, in cases of retirement or other circumstances , a waiver of any or all remaining restrictions with respect to a Restricted

Stock Recipient's Restricted Stock would be desirable, it may elect in its sole discretion to waive such remaining restrictions.

     8.9 Rights as a Shareholder. Upon delivery of Restricted Stock to the Restricted Stock Recipient (or the custodian, if any), the Restricted Stock Recipient shall, except as otherwise set forth in this Article and in the Restriction Agreement, have all of the rights of a shareholder with respect to the Restricted Stock, including the right to vote the shares of Restricted Stock and receive all dividends or other distributions paid or made with respect to the Restricted Stock. Until such delivery, the Restricted Stock Recipient shall have no rights as a shareholder.

     8.10 Acceleration. The Committee shall at all times have the power to accelerate the vesting date of Restricted Stock previously granted under this Plan.

     8.11 Restrictions on Grants. No Restricted Stock shall be granted hereunder after ten years from the earlier of (a) the date the shareholders approve the Plan or (b) the date the Board adopts the Plan.

                                   ARTICLE 9
                   Adjustment Upon Changes in Capitalization

     9.1 Recapitalization. In the event that the outstanding shares of the Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number of kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of the Common Stock, the following rules shall apply:

          (a) The Committee shall make an appropriate adjustment in the number and kind of shares available for the granting of Stock Rights under the Plan.

          (b) The Committee also shall make an appropriate adjustment in the number and kind of shares as to which outstanding Options and Stock Appreciation Rights, or portions thereof then unexercised, shall be exercisable. Any such adjustment in any outstanding Options and Stock Appreciation Rights shall be made without change in the total price applicable to the unexercised portion of such Options or Stock Appreciation Rights and with a corresponding adjustment in the Option Price or Exercise Price per share. No fractional shares shall be issued or optioned in making the foregoing adjustments, and the number of shares available under the Plan or the number of shares subject to any outstanding Options and Stock Appreciation Rights shall be the next lower number of shares, rounding all fractions downward.

          (c) Any adjustment to or assumption of ISOs under this Section shall be made in accordance with Code (S)424(a) and the regulations promulgated thereunder so as to preserve the status of such Options as ISOs under Code
     (S)422.

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

          (d) If any rights or warrants to subscribe for additional shares are given pro rata to holders of outstanding shares of the class or classes of stock then set aside for the Plan, each Optionee shall be entitled to the same rights or warrants on the same basis as holders of the outstanding shares with respect to such portion of his Option as is unexercised on or prior to the record date for determining shareholders entitled to receive or exercise such rights or warrants.

     9.2 Reorganization. Subject to any required action by the shareholders of the Company, if the Company shall be a party to any reorganization involving a merger, consolidation, acquisition of the stock or acquisition of the assets of the Company which does not constitute a Change of Control, the Committee, in its discretion, may declare that:

          (a) any or all outstanding Options or Stock Appreciation Rights granted but not yet exercised shall pertain to and apply, with appropriate adjustment as the Committee determines, to the securities of the resulting corporation to which a holder of the number of shares of the Common Stock subject to such Options or Stock Appreciation Rights would have been entitled, and any or all outstanding Restricted Stock shall be converted, with appropriate adjustment as the Committee determines, into securities of the resulting corporation to which a holder of the number of shares of the Common Stock subject to such Restricted Stock would have been entitled;

          (b) any or all outstanding Options and Stock Appreciation Rights granted hereunder shall become immediately nonforfeitable and fully exercisable (to the extent federal or state securities laws permit) and any or all outstanding Restricted Stock shall become immediately nonforfeitable (to the extent federal or state securities laws permit); and/or

          (c) any or all outstanding Options and Stock Appreciation Rights granted hereunder shall become immediately nonforfeitable and fully exercisable (to the extent federal or state securities laws permit) and shall be terminated after giving at least 30 days' notice to the Optionees and SAR Recipients to whom such Options and Stock Appreciation Rights have been granted, and any or all outstanding Restricted Stock shall become immediately nonforfeitable (to the extent federal or state securities laws permit) after giving at least 30 days' notice to the Restricted Stock Recipients to whom such Restricted Stock has been granted.

     9.3 Dissolution and Liquidation. If the Board adopts a plan of dissolution and liquidation that the shareholders of the Company approve, the Committee shall give each Optionee, SAR Recipient and Restricted Stock Recipient written notice of such event at least thirty days prior to its effective date, and the rights of all Optionees, SAR Recipients and Restricted Stock Recipients shall become immediately nonforfeitable and fully exercisable or vested (to the extent permitted under federal or state securities laws).

     9.4 Limits on Adjustments. Any issuance by the Company of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of the Common Stock subject to any outstanding Stock Right, except as specifically provided otherwise in this Article. The grant of Stock Rights pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate, sell or transfer all or any part of its business or assets. All adjustments the Committee makes under this Article shall be conclusive.

     9.5 Limitation on Benefits. Despite any other provisions of this Plan to the contrary, if the receipt of any payments (including accelerated vesting) under this Plan would subject an individual to tax under Code (S) 4999, the Committee may determine whether some amount of payments (including accelerated vesting) would meet the definition of a "Reduced Amount" (as defined below). If the Committee determines that there is a Reduced Amount, the total payments (including accelerated vesting) to the individual hereunder must be reduced to such Reduced Amount, but not below zero. If the Committee determines that the payments must be reduced to the Reduced Amount, the Company must promptly notify the individual of that determination, with a copy of the detailed calculations by the Committee. All determinations of the Committee under this Section 9.6 are binding upon the Company and the individual. It is the intention of the Company and the individual to reduce the payments under this Plan only if the aggregate Net After Tax Receipt (as defined below) to the individual would thereby be increased. As a result of the uncertainty in the application of Code
Section 4999 at the time of the initial determination by the Committee under this Section 9.6, however, it is possible that amounts will have been paid under the Plan to or for the benefit of an individual which should not have been so paid ("Overpayment") or that additional amounts which will not have been paid under the Plan to or for the benefit of an individual could have been so paid ("Underpayment") - in each case, consistent with the calculation of the Reduced Amount. If the Committee, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the individual which the Committee believes has a high probability of success or upon controlling precedent or other substantial authority, determines that an Overpayment has been made, it must be treated for all purposes as a loan which the individual must repay to the Company together with interest at the applicable federal rate under Code Section 7872(f)(2); provided, however, that no such loan may be deemed to have been made and no amount shall be payable by the individual to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the individual is subject to tax under Code Section 1, 3101 or 4999 or generate a refund of such taxes. If the Committee, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, the Committee must promptly notify the individual of the amount of the Underpayment, which the Company then shall pay to the individual. For purposes of this section, (i) "Net After Tax Receipt" means the Present Value of a payment under this Plan reduced by all taxes imposed on the individual with respect thereto under Code Sections 1, 3101 and 4999, determined by applying the highest marginal rate under Code section 1 which applied to the individual's taxable income for the immediately preceding taxable year; (ii) "Present Value" means the value determined in accordance with Code Section 280G(d)(4); and (iii) "Reduced Amount" means the smallest aggregate amount of all payments under this Plan which (a) is less than the sum of all payments under this Plan and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate payments under this Plan were any other amount less than the sum of all payments to be made under this Plan.

                                  ARTICLE 10
              Agreement by Optionee, SAR Recipient or Restricted
                  Stock Recipient and Securities Registration

     10.1 Agreement. If, in the opinion of counsel to the Company, such action is necessary or desirable, no Stock Rights shall be granted to any Optionee, SAR Recipient or Restricted Stock Recipient, and no Option or Stock Appreciation Right shall be exercisable, unless, at the time of grant or exercise, as applicable, such Optionee, SAR Recipient or Restricted Stock Recipient (i) represents and warrants that he will acquire the Common Stock for investment only and not for purposes of resale or distribution, and (ii) makes such further representations and warranties as are deemed necessary or desirable by counsel to the Company with regard to holding and resale of the Common Stock. The Optionee, SAR Recipient or Restricted Stock Recipient shall, upon the request of the Committee, execute and deliver to the Company an agreement or affidavit to such effect. Should the Committee have reasonable cause to believe that such Optionee, SAR Recipient or Restricted Stock Recipient did not execute such agreement or affidavit in good faith, the Company shall not be bound by the grant of the Option, Stock Appreciation Right or Restricted Stock or by the exercise of the Option or the Stock Appreciation Right. All certificates representing shares of Common Stock issued pursuant to the Plan shall be marked with the following restrictive legend or similar legend, if such marking, in the opinion of counsel to the Company, is necessary or desirable:

     The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and are held by an "affiliate" (as such term is defined in Rule 144 that the Securities and Exchange Commission has promulgated under the Securities Act of 1933, as amended) of the Corporation. Accordingly, these shares may not be sold, hypothecated, pledged or otherwise transferred except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, and any applicable securities laws or regulations of any state with respect to such shares, (ii) in accordance with Securities and Exchange Commission Rule 144, or (iii) upon the issuance to the Corporation of a favorable opinion of counsel or the submission to the Corporation of such other evidence as may be satisfactory to the Corporation that such proposed sale, hypothecation, pledge or other transfer will not be in violation of the Securities Act of 1933, as amended, or any applicable securities laws of any state or any rules or regulations thereunder. Any attempted sale, hypothecation, encumbrance or transfer of this certificate or the shares represented hereby which is in violation of the preceding restrictions will not be recognized by the Corporation, nor will any transferee be recognized as the owner thereof by the Corporation.

If the Common Stock is (A) held by an Optionee, SAR Recipient or Restricted Stock Recipient who is not an "affiliate," as that term is defined in Rule 144 of the 1933 Act, or who ceases to be an "affiliate," or (B) registered under the 1933 Act and all applicable state securities laws and regulations as provided in Section 10.2, the Committee, in its discretion and with the advice of counsel, may dispense with or authorize the removal of the restrictive legend set forth above or the portion thereof which is inapplicable.

     10.2 Registration. In the event that the Company in its sole discretion shall deem it necessary or advisable to register, under the 1933 Act or any state securities laws or regulations, any shares with respect to which Stock Rights have been granted hereunder, then the Company shall take such action at its own expense before delivery of the certificates representing such shares to an Optionee, SAR Recipient or Restricted Stock Recipient. In such event, and if the shares of Common Stock of the Company shall be listed on any national securities exchange or on NASDAQ at the time of the exercise of any Option or the vesting of any shares of Restricted Stock, the Company shall make prompt application at its own expense for the listing on such stock exchange or NASDAQ of the shares of Common Stock to be issued.

                                  ARTICLE 11
                                Effective Date

     The Plan was first adopted by the Board on December 28, 1995, which is the Effective Date. The shareholders of the Company approved the Plan at the earlier of (i) the annual meeting of the shareholders of the Company which immediately followed the date of the first grant or award of Stock Rights hereunder, or (ii) 12 months after the adoption of the Plan by the Board, but not earlier than 12 months prior to the adoption of the Plan by the Board, and shareholder approval is not required for this Amendment and Restatement. Effective August 3, 2000, all Stock Rights granted hereunder shall be governed by the terms of this Amended and Restated Plan, including Stock Rights previously granted under the Plan; provided, however, that the terms of the Plan prior to this amendment and restatement shall apply to a previously-granted Stock Right to the extent that the terms of this amended and restated Plan would have a material adverse effect on the rights of the Participant under such previously-granted Stock Right, unless the Participant has given consent to the change.

                                  ARTICLE 12
                           Amendment and Termination

     12.1 Amendment and Termination By the Board. Subject to Section 12.2 below, the Board shall have the power at any time to add to, amend or repeal any of the provisions of the Plan, to suspend the operation of the entire Plan or any of its provisions for any period or periods or to terminate the Plan in whole or in part. In the event of any such action, the Committee shall prepare written procedures which, when the Board approves them, shall govern the administration of the Plan resulting from such addition, amendment, repeal, suspension or termination.

     12.2 Restrictions on Amendment and Termination. Notwithstanding the provisions of Section 12.1 above, the following restrictions shall apply to the Board's authority under Section 12.1 above:

          (a) Prohibition Against Adverse Effects on Outstanding Stock Rights. No addition, amendment, repeal, suspension or termination shall adversely affect, in any way, the rights of the Optionees, SAR Recipients or Restricted Stock Recipients who have outstanding Stock Rights without the consent of such Optionees, SAR Recipients or Restricted Stock Recipients; and

          (b) Shareholder Approval Required for Certain Modifications. No amendment of the Plan may be made without the approval of the shareholders of the Company if (i) such amendment would materially increase the number of securities which may be issued under the Plan, or (ii) such amendment would materially modify the requirements as to eligibility for participation in the Plan, or (iii) such amendment would modify the material terms of the Plan within the meaning of Prop. Treas. Reg.
     (S)1.162-27(e)(4).

                                  ARTICLE 13
                           Miscellaneous Provisions

     13.3 Application of Funds. The proceeds the Company receives from the sale of the Common Stock subject to the Stock Rights granted hereunder will be used for general corporate purposes.

     13.4 Notices. All notices or other communications by an Optionee, SAR Recipient or Restricted Stock Recipient to the Committee pursuant to or in connection with the Plan shall be deemed to have been duly given when received in the form the Committee specifies, at the location, or by the person, the Committee designates for the receipt thereof.

     13.5 Term of Plan. Subject to the terms of Article 12, the Plan shall terminate upon the later of (i) the complete exercise or lapse of the last outstanding Stock Right, or (ii) the last date upon which Options may be granted hereunder.

     13.6 Compliance with Rule 16b-3. This Plan is intended to be in compliance with the requirements of Rule 16b-3 as promulgated under Section 16 of the 1934 Act.

     13.7 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Georgia.

     13.8 Additional Provisions By Committee. The Option Agreements authorized under the Plan may contain such other provisions, including, without limitation, restrictions upon the exercise of an Option, as the Committee shall deem advisable. The SAR Agreements authorized under the Plan may contain such other provisions, including, without limitation, restrictions upon the exercise of a Stock Appreciation Right, as the Committee shall deem advisable. The Restriction Agreements authorized under the Plan may contain such other provisions, including, without limitation, restrictions upon the complete ownership of Restricted Stock, as the Committee shall deem advisable.

     13.9 Plan Document Controls. In the event of any conflict between the provisions of an Option Agreements and the Plan, between a SAR Agreement and the Plan, or between a Restriction Agreement and the Plan, the Plan shall control.

     13.10 Gender and Number. Wherever applicable, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

     13.11 Headings. The titles in this Plan are inserted for convenience of reference; they constitute no part of the Plan and are not to be considered in the construction hereof.

     13.12 Legal References. Any references in this Plan to a provision of law which is, subsequent to the Effective Date of this Plan, revised, modified, finalized or redesignated, shall automatically be deemed a reference to such revised, modified, finalized or redesignated provision of law.

     13.13 No Rights to Employment. Nothing contained in the Plan, or any modification thereof, shall be construed to give any individual any rights to employment with the Company or any parent or subsidiary corporation of the Company.

     13.14 Unfunded Arrangement. The Plan shall not be funded, and except for reserving a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any grant under the Plan.

                ADOPTED BY BOARD OF DIRECTORS ON AUGUST 3, 2000


                                   EXECUTION

     IN WITNESS WHEREOF, the undersigned officer has executed this Amended and Restated Plan on this the 13th day of November, 2000, but to be effective as of the dates specified in Article 11.

                            NOVA CORPORATION

                              By: /s/ Carole A. Loftin
                                  --------------------

                              Its:  Vice President and Associate General Counsel

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